IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES CONFERENCE CALL TO DISCUSS FIRST QUARTER 2020 RESULTS

Purchase, NY - May 11, 2020 - Townsquare Media, Inc. (NYSE: TSQ) announced today that it will release first quarter 2020 financial results before the market opens on Wednesday, May 27, 2020. The Company will host a conference call to discuss certain first quarter 2020 financial results on Wednesday, May 27, 2020 at 8:00 a.m. Eastern Time.

The conference call dial-in number is 1-855-327-6837 (U.S. & Canada) or 1-631-891-4304 (International) and the confirmation code is 10009609. A live webcast of the conference call as well as the press release disclosing the Company’s results will be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A telephone replay of the conference call will be available through June 3, 2020. To access the replay, please dial 1-844-512-2921 (U.S. & Canada) or 1-412-317-6671 (International) and enter confirmation code 10009609. A web-based archive of the conference call will also be available on the equity investor relations page of the Company’s website.

About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 321 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 19,000 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and approximately 200 live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com